Exhibit 3.3

ARTICLES OF INCORPORATION
OF
GEOPHYSICAL DEVELOPMENT CORPORATION

We, the undersigned, natural persons of the age of eighteen (18) years or more, acting as incorporators of the corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE I.	The name of the corporation is: GEOPHYSICAL DEVELOPMENT CORPORATION

ARTICLE II.	The period of its duration shall be perpetual.

ARTICLE III.	The purpose or purposes for which the corporation is organized are:

to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE IV.

The aggregate number of shares which the corporation is authorized to issue is 100,000 shares, divided into two classes. The first class consists of 50,000 common shares without par value. The other class consists of 50,000 preferred shares without par value. The express terms and provisions of the shares of each class are as follows:

the board of directors by majority vote shall be entitled to enter into agreements on behalf of the corporation with the shareholders to provide for the redemption of common and preferred shares.

ARTICLE V.	The corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000 consisting of money, labor done or property actually received.

ARTICLE VI.	The street address of the registered office of the corporation is 1107 Riverview Drive, Houston, Texas 77042, and the name of the registered agent at such address is R. N. Neale.

ARTICLE VII.

       The number of directors constituting the board of directors is 1 and the name and address of the person who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified is:

	NAME	ADDRESS

	R. N. Neale	1107 Riverview Drive
Houston, Texas 77042

ARTICLE VIII.	The name and address of the incorporator is:

	NAME	ADDRESS

	R. N. Neale	1107 Riverview Drive
Houston, Texas 77042

ARTICLE IX.

No shareholder of this corporation shall have any pre-emptive or preferential right, as such rights are defined by law, to subscribe for or purchase shares or securities which the corporation may from time to time issue or sell. Cumulative voting is hereby denied.

ARTICLE X.

The board of directors may delegate the management of the corporation to an individual, partnership or corporation. Any vote of the board of directors to enter into or terminate any agreement relating to the management of the corporation shall require the affirmative vote of 75% in number of the directors then holding office. No director shall be disqualified from voting by reason of any connection with or interest in such individual, partnership or corporation.

ARTICLE XI.

Notwithstanding any provision of the Texas Business Corporation Act now or hereafter in force, requiring for any purpose the vote or consent of the holders of shares entitling them to exercise two-third of the voting power of the corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute, may be taken by the vote or consent of the holder of shares entitling them to exercise a majority of the voting power of the corporation or of such class of shares thereof.

IN WITNESS WHEREOF, we have hereunto set our hands this            day of               , 1981.

R. N. NEALE, Incorporator

SWORN AND SUBSCRIBED this               day of                        , 1981.

NOTARY PUBLIC IN AND FOR HARRIS COUNTY, TEXAS

Cheryl Reeder

My Commission Expires: 2-26-85

Office of the Secretary of State

Corporations Section

P.O. Box 13697

Austin, Texas 78711-3697

CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1.	The name of the entity is Geophysical Development Corporation and the file number issued to the entity by the secretary of state is 559067-4

2.	The entity is: (Check one.)

☒

a business corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

☐

a non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

	☐	a limited liability company, which has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

	☐	a limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

	☐	an out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3.	The registered office address as PRESENTLY shown in the records of the Texas Secretary of State is 8401 Westheimer, Suite 150, Houston, TX 77061

4.	☒ A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)

1021 Main Street, Suite 1150, Houston, TX 77002

OR	☐ B. The registered office address will not change.

5.	The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is	R.N. Neale

6.	☒ A. The name of the NEW registered agent is	CT Corporation System

OR	☐ B. The registered agent will not change.

7.	Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

By:
(A person authorized to sign on behalf of the entity)

INSTRUCTIONS

1.             It is recommended that you call (512) 463-5555 to verify the information in items 3 and 5 as it currently appears on the records of the secretary of state before submitting the statement for filing. You also may e-mail an inquiry to corpinfo@sos.state.tx. us. As information on out-of-state financial institutions is maintained on a separate database, a financial institution must call (512) 463-5701 to verify registered agent and registered office information. If the information on the form is inconsistent with the records of this office, the statement will be returned.

2.             You are required by law to provide a street address in item 4 unless the registered office is located in a city with a population of 5,000 or less. The purpose of this requirement is to provide the public with notice of a physical location at which process may be served on the registered agent. A statement submitted with a post office box address or a lock box address will not be filed.

3.             An authorized officer of the corporation or financial institution must sign the statement. In the case of a limited liability company, an authorized member or manager of a limited liability company must sign the statement. A general partner must sign the statement on behalf of a limited partnership. A person commits an offense under the Texas Business Corporation Act, the Texas Non-Profit Corporation Act or the Texas Limited Liability Company Act if the person signs a document the person knows is false in any material respect with the intent that the document be delivered to the secretary of state for filing. The offense is a Class A misdemeanor.

4.	Please attach the appropriate fee:

Business Corporation	$15.00
Financial Institution, other than Credit Unions	$15.00
Financial Institution that is a Credit Union	$5.00
Non-Profit Corporation	$5.00
Limited Liability Company	$10.00
Limited Partnership	$50.00

Personal checks and MasterCard*, Visa*, and Discover* are accepted in payment of the filing fee.  Checks or money orders must be payable through a U.S. bank or other financial institution and made payable to the secretary of state.  Fees paid by credit card are subject to a statutorily authorized processing cost of 2.1% of the total fees.

5.

Two copies of the form along with the filing fee should be mailed to the address shown in the heading of this form. The delivery address is: Secretary of State, Statutory Filings Division, Corporations Section, James Earl Rudder Office Building, 1019 Brazos, Austin, Texas 78701.  We will place one document on record and return a file stamped copy, if a duplicate copy is provided for such purpose.  The telephone number is (512) 463-5555, TDD: (800) 735-2989, FAX: (512) 463-5709.

Form No. 401 Revised 9/99

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
GEOPHYSICAL DEVELOPMENT CORPORATION

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation which delete reference to management powers of the Board of Directors and certain voting requirements of shareholders.

ARTICLE ONE.            The name of the Corporation is Geophysical Development Corporation.

ARTICLE TWO.           The Articles of Incorporation were amended by the shareholders of the Corporation on June 30, 1983 by resolution. The Resolution deletes Article X and Article XI of the original Articles of Incorporation in their entirety.

ARTICLE THREE.        The number of shares of the Corporation outstanding and entitled to vote at the time of such adoption  was 9000.

ARTICLE FOUR.          The number of shares voted for such amendment was 9000; no shares were voted against such  amendment.

GEOPHYSICAL DEVELOPMENT CORPORATION

By:
Reginald N. Neale, President

And
John W. C. Sherwood, Secretary
THE STATE OF TEXAS	§
COUNTY OF HARRIS	§

BEFORE ME, a notary public, on this day personally appeared Reginald N. Neale, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this              day of                             , 1984.

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
GEOPHYSICAL DEVELOPMENT CORPORATION

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Business Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

ARTICLE ONE

The name of the corporation is Geophysical Development Corporation (the “Corporation”).

ARTICLE TWO

The amendment changes Article I of the Corporation’s Articles of Incorporation that names the Corporation, Article I in the Articles of Incorporation is amended to read as follows:

“ARTICLE I

The name of the Corporation is Geokinetics Processing, Inc.”

ARTICLE THREE

The amendment to the Articles of Incorporation has been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the Corporation.

This document becomes effective when the document is filed by the Secretary of State.

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document

DATED: October , 2007.

GEOPHYSICAL DEVELOPMENT CORPORATION

By:
Chin R Yu, Vice President

Office of the Secretary of State

Corporations Section

P.O. Box 13697

Austin, Texas 78711-3697

(Form 408)

STATEMENT OF CHANGE OF ADDRESS OF REGISTERED AGENT

1.	The name of the entity represented is

Geokinetics Processing, Inc.

The entity’s filing number is 55906700

2.

The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

1021 Main Street. Suite 1150. Houston. TX 77002

3.

The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

350 N. St. Paul Street. Dallas. TX 75201

4.	Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date: 12/27/2007
CT Corporation System

Name of Registered Agent

Marie Hauer

Signature of Registered Agent

FILING OFFICE COPY